EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated January 3, 2007 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 633 (EAFE Select 20 Portfolio 2007-1, Select 5 Industrial Portfolio 2007-1, Global 45 Dividend Strategy Portfolio 2007-1, Select S&P Core Portfolio 2007-1, Select S&P Industrial Portfolio 2007-1, Nasdaq Select 10 Portfolio 2007-1, Select 10 Industrial Portfolio 2007-1, The Dow Contrarian Strategy Portfolio 2007-1, The Dow Jones Select Dividend Index Strategy Portfolio 2007-1 and Multi-Strategy Series: EAFE, EDVY 2007-1) as of January 3, 2007 contained in the Registration Statement on Form S-6 and Prospectuses. We consent to the use of our report in the Registration Statement and Prospectuses and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
January 3, 2007